EXHIBIT     21.1

Aircraft  Service  International  Group,  Inc.  Subsidiaries:

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STATE OR OTHER JURISDICTION
OF INCORPORATION OR                   NAMES UNDER WHICH SUCH
NAME OF SUBSIDIARY                         ORGANIZATION             SUBSIDIARY DOES BUSINESS
------------------------------------  ----------------------  ------------------------------------
Aircraft Service International, Inc.  Delaware                Aircraft Service International, Inc.
ASIG Miami, Inc.                      Florida                 ASIG Miami, Inc.
ASIG Fueling Miami, Inc.              Florida                 ASIG Fueling Miami, Inc.
Elsinore Acquisition Corporation      Delaware                Elsinore Acquisition Corporation
Bahamas Airport Services, Ltd.        Bahamas Islands         Bahamas Airport Services, Ltd.
Freeport Flight Services, Ltd.        Bahamas Islands         Freeport Flight Services, Ltd.
ASIG, Ltd.                            United Kingdom          ASIG, Ltd.
ASIG U.K., Ltd.                       United Kingdom          ASIG U.K., Ltd.
ASIG Europe, Ltd.                     United Kingdom          ASIG Europe, Ltd.
ASII (Aircraft Service Canada), Ltd.  Canada                  ASII (Aircraft Service Canada), Ltd.
ASIG Germany                          Germany                 ASIG Germany
ASIG Nassau Fueling Services Ltd.     Bahamas Islands         ASIG Nassau Fueling Services Ltd.
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